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                       13,000,000 SHARES OF COMMON STOCK

                        COVAD COMMUNICATIONS GROUP, INC.

                             UNDERWRITING AGREEMENT

                                                               November __, 1999


Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Utendahl Capital Partners, L.P.
        as Representatives of the several
        Underwriters named in Schedule I hereto
c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, NY 10167

Ladies and Gentlemen:

               Covad Communications Group, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule I hereto, (collectively, the "Underwriters") an aggregate of 13,000,000 shares (the "Firm Shares") of the common stock of the Company, par value $0.001 per share (the "Common Stock"). Of the 13,000,000 Firm Shares, 11,405,000 Firm Shares are being sold by the Company and 1,595,000 Firm Shares are being sold by the Selling Stockholders. In addition, the Company proposes to grant to the underwriters the option to purchase up to an additional 1,950,000 shares (the "Additional Shares") of Common Stock, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

               1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                      (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-88757), and any amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933 (the "Securities Act") of shares of common stock, which registration statement, as so amended, has been declared effective by the

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        Commission and copies of which have heretofore been delivered to the
        Underwriters. Such registration statement (and any registration statement increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) of the Securities
        Act), in the respective forms in which they were declared effective, as amended, including all exhibits thereto and all documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement". Other than a Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), each in the form heretofore delivered to the Underwriters). No stop order suspending the effectiveness of either Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the Securities Act Regulations, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus". All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                      (ii) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Closing Date referred to in Section 3 hereof, complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and as of the Closing Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and on the Closing Date, does not and will not include an untrue statement of a material fact or omit to state a material fact



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        necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section (1)(ii) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act) was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sales of the Shares. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus that have not been described therein as required.

                      (iii) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Covad Communications Company, a California corporation, DIECA Communications, Inc., a Virginia corporation, and Covad Communications Investment Corp., a Delaware corporation. As of the date hereof, (a) the Company has obtained CLEC regulatory approval in each of the following States: Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin and no such regulatory approval has been withdrawn, and to the Company's knowledge no such regulatory approval is the subject of any legal challenge (except as disclosed in the Prospectus) and (b) the Company has not received any notice of rejection or denial, nor has it withdrawn, any of its applications for CLEC approval in any of the 5 additional States where such applications, as of the date of the Prospectus, are pending approval.

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                      (iv) All of the outstanding shares of capital stock of the
        Company (including the Shares) have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights. At June 30, 1999, after giving effect to the issuance and sale of the Shares pursuant hereto and the application of the net proceeds from the sale thereof, the Company had the pro forma consolidated capitalization as set forth in the Prospectus under the caption "Capitalization", under the column entitled "As Adjusted".

                      (v) All of the outstanding capital stock of each subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                      (vi) Except as disclosed in the Prospectus, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.

                      (vii) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed for quotation on the Nasdaq National Market ("Nasdaq"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

                      (viii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein and the power to effect the "Use of Proceeds" as described in the Prospectus.

                      (ix) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

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                      (x) Neither the Company nor any of its subsidiaries is,
        or, after giving effect to the offering of the Shares, will be (a) in violation of its charter or bylaws, (b) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (c) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company, its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (b) and (c), any default or violation that could not reasonably be expected to (1) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (2) interfere with or adversely affect the sale of the Shares pursuant hereto or (3) in any manner draw into question the validity of this Agreement (any of the events set forth in clauses (1), (2) or (3), a "Material Adverse Effect"). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Prospectus, except for any such condition which would not reasonably be expected to result in a Material Adverse Effect.

                      (xi) None of (a) the execution, delivery or performance by the Company of this Agreement, (b) the issuance or sale of the Shares and (c) consummation by the Company of the transactions contemplated hereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent which has not been obtained under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, (3) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (2), (3) and (4) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect or (y) which are disclosed in the Prospectus. Other than as described in the Prospectus, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement,
        (2) the sale of the Shares and the transactions contemplated hereby, except (x) such as have been obtained and made under the Securities Act and state securities or Blue Sky laws and regulations or such as may be

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        required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

                      (xii) Except as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to Company's knowledge, threatened (a) against or affecting the Company or any of its subsidiaries, (b) which has as the subject thereof any officer or director (in any such capacity) of, or property owned or leased by, the Company or any of its subsidiaries or (c) relating to environmental or discrimination matters, where in any such case (1) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (2) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent.

                      (xiii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance or sale of the Shares or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares, prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 5(d) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                      (xiv) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (a) to the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (b) there is no claim, action or

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        cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (c) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

                      (xv) The Company and each of its subsidiaries has (a) good and marketable title to all of the properties and assets described in the Prospectus or the financial statements included in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus or as would not have a Material Adverse Effect, (b) peaceful and undisturbed possession to the extent described in the Prospectus under all material leases to which it is a party as lessee, (c) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by the Company and its subsidiaries in the manner described in the Prospectus, except as described in the Prospectus and except insofar as the failure to obtain any such Authorization would not reasonably be expected to have a Material Adverse Effect, and no such Authorization contains a materially burdensome restriction that is not disclosed in the Prospectus and (d) not received any notice that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company and each of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing, thereunder and, to the Company's knowledge, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.


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                      (xvi) Except as described in the Prospectus, the Company
        and its subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Intellectual Property Rights presently employed by the Company and its subsidiaries in connection with the businesses now operated by them or which are proposed to be operated by them are owned, to the Company's knowledge, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as would not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

                      (xvii) None of the Company or any of its subsidiaries, or, or to the knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction) which (a) would reasonably be expected to subject the Company, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, would reasonably be expected to have had a Material Adverse Effect or (c) if not continued if not continued in the future, would reasonably be expected to have a Material Adverse Effect.

                      (xviii) All material tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries or the assets or property of the Company or any of its

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        subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

                      (xix) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                      (xx) Except as disclosed in the Prospectus, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement to which it is a party or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived.

                      (xxi) The Company and its subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets; and (c) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (xxii) Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

                      (xxiii) The Company has not (a) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (b) since the date of the Preliminary Prospectus (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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                      (xxiv) The Company and its subsidiaries and any "employee
        benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (b) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                      (xxv) Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (a) there has been no Material Adverse Change; (b) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (c) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (d) there has been no capital expenditure or commitment by the Company or any of its subsidiaries exceeding $100,000, either individually or in the aggregate except in the ordinary course of business as generally contemplated by the Prospectus; (e) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries; (f) there has been no revaluation by the Company or any of its subsidiaries of any of their assets; (g) there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (h) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound; (i) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary; and (j) there has been no change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

                      (xxvi) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

                      (xxvii) The financial statements, together with the related notes, included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus under the captions "Prospectus Summary -- Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

                      (xxviii) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or either of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

                      (xxix) The statements (including the assumptions described therein) included in the Prospectus (a) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (b) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

               Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

               The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 hereof, counsel to the

Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

               2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents and warrants to, and agrees that:

               (a) Such Selling Stockholder either (x) has good and valid title to the Shares to be sold by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities or claims, or (y) has completed a notice of option exercise in respect of the Shares to be sold by such Selling Stockholder hereunder and placed such notice in custody as described in paragraph (b) below; and immediately prior to the Closing Date such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

               (b) Such Selling Stockholder either (x) has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with Boston Equiserve, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Shares to be sold by such Selling Stockholder hereunder or (y) has completed a notice of option exercise in respect of the Shares to be sold by such Selling Stockholder hereunder and placed such notice in custody with the Custodian.

               (c) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing certain officers of the Company as attorneys-in-fact, with full power of substitution, and with full authority on the terms set forth therein (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

               (d) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of the provisions of the constituent documents of such Selling Stockholder, if any, or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby.

               (e) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, the Registration Statement and the Prospectus and any amendments or supplements thereto will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in relation to such written information.

               (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               3. Purchase, Sale and Delivery of the Shares.

               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 11,405,000 Firm Shares and each Selling Stockholder hereby agrees to sell the number of Firm Shares set opposite its name in Schedule II hereto, severally and not jointly, to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price per share of $[_____], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

               (b) Payment of the purchase price for, and delivery of the Firm Shares shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9.00 A.M. on November__, 1999 (unless postponed in accordance with the provisions of

        Section 11 hereof) after the determination of the public offering price of the Firm Shares, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and the Selling Stockholders by certified or official bank check or checks drawn in, or by wire transfer for settlement in, New York Clearing House funds or similar next day funds payable to the order of the Company and the Selling Stockholders, against delivery to Underwriters of, for the respective accounts of the Underwriters, certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. The Company and the Selling Stockholders will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

               (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 1,950,000 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by the Underwriters to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

               (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares being purchased from the Company and the Selling Stockholders, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make.

               (e) Payment for the Additional Shares shall be made by wire transfer in same day funds payable to the order of the Company at the office of Bear, Stearns & Co. Inc.,

        245 Park Avenue, New York, New York, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to the Underwriters.

               4. Offering. Upon the Underwriters' authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

               5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

               (a) The Company will notify the Underwriters immediately (and, if requested by the Underwriters, will confirm such notice in writing) (i) when any posteffective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment of or supplement to the Registration Statement or the Prospectus or any document to be filed pursuant to the Exchange Act during any period when the Prospectus is required to be delivered under the Securities Act,
        (iv) of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments or inquiries from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any post-effective amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations) to which the Underwriters or Underwriters' Counsel (as hereinafter defined) shall reasonably object, will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

               (b) If any event shall occur as a result of which the Prospectus would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or either Registration Statement to comply with the Securities Act or the Securities Act

        Regulations, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) which will correct such statement or omission or which will effect such compliance.

               (c) The Company has delivered to the Underwriters five signed copies of the Registration Statement as originally filed, including exhibits, and all amendments thereto, and the Company will promptly deliver to each of the Underwriters, from time to time during the period that the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus and the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request.

               (d) The Company will endeavor in good faith, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

               (e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs (or if such fiscal quarter is the Company's fourth fiscal quarter, not later than 90 days after the end of such quarter), an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act).

               (f) During the period of 90 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any offer, sale, contract to sell, grant of an option to purchase, pledge or other disposition) of any shares of Common Stock of the Company or any securities convertible into or exercisable into or exchangeable for such Common Stock, except that the Company may issue
        (i) shares of Common Stock and options to purchase Common Stock under its 1997 Stock Plan and its 1998 Purchase Plan (as such terms are defined in the Prospectus), (ii) shares of Common Stock upon exercise of warrants to purchase Common Stock that were issued and outstanding on the date of the Prospectus or (iii) shares of Common Stock in connection with strategic relationships and acquisitions of businesses, technologies and products complementary to those of the Company, so long as the recipients of such shares agree to be bound by a lock-up agreement (which shall provide that any transferees and assigns of such recipients shall be bound by the lock-up agreement) for the remainder of the 90-day lock-up period.

               (g) During a period of three years from the date of the Prospectus, the Company will furnish to the Underwriters copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

               (h) The Company will apply the proceeds from the sale of the Shares as set forth in the Prospectus under the caption "Use of Proceeds".

               (i) If the Company elects to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

               (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

               6. Covenants of the Selling Stockholders. Each Selling Stockholder severally and not jointly covenants and agrees that:

               (i) For a period of 90 days from the date of the Prospectus, it will not, directly or indirectly, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) without the prior written consent of Bear, Stearns & Co. Inc.

               (ii) The Shares to be sold by such Selling Stockholder hereunder, which are represented by the certificates or notices of option exercise held in custody for such Selling Stockholder, are subject to the interest of the Underwriters and the other Selling Stockholders thereunder, the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder will not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

               (iii) If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any information which such Selling Stockholder has provided to the Company or the Underwriters becomes incorrect, or if it shall be necessary at any time to amend or supplement any information provided by such Selling Stockholder to the Company for inclusion in the Prospectus or Registration Statement to comply with the Securities Act or the Regulations, such Selling Stockholder will notify the Company and the Underwriters promptly so that the Company may prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) which will correct such statement or omission.

               (iv) Such Selling Stockholder will deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

               7. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Memorandum" and the fees of counsel in connection therewith and such counsel's disbursements in relation thereto, (iv) listing of the Shares for quotation on the Nasdaq, (v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares, and (vii) the cost and charges of any transfer agent or registrar.

               8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Simpson Thacher & Bartlett ("Underwriters' Counsel") pursuant to this Section 8 of any material misstatement or omission, to the performance by the Company or the Selling Stockholders of its or their obligations hereunder, and to the following additional conditions:

               (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission. The Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing or transmittal.

               (b) All of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof, and the Closing Date, respectively. The Company and the Selling Stockholders shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it or them at or prior to the Closing Date.

               (c) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree, and no stop order suspending the qualification or exemption from qualification of the Shares in any jurisdiction referred to in Section 5(d) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

               (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the sale of the Shares; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect and (2) has not been disclosed in the Prospectus.

               (e) Since the respective dates as of which information is given in the Prospectus, (i) there shall not have been any Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, other than as described in the Prospectus, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on the latest balance sheet or notes thereto included in the Prospectus in accordance with generally accepted accounting principles and are not so disclosed. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have occurred any Material Adverse Effect.

               (f) The Underwriters shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the Company's Chief Executive Officer and Chief Financial Officer in form and substance reasonably satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (d) and
        (e) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

               (g) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, to the effect set forth in Exhibit A hereto.

               (h) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, of Dhruv Khanna, General Counsel of the Company, to the effect set forth in Exhibit B hereto.

               (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel to the Underwriters, of counsel for each Selling Stockholder, to the effect set forth in Exhibit C hereto.

               (j) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (k) At the time this Agreement is executed and at the Closing Date, the Underwriters shall have received a letter from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to financial statements and certain information of the Company and its subsidiaries contained or incorporated by reference (if any) in the Registration Statement and the Prospectus.

               (l) At the time this Agreement is executed, the Underwriters shall have received a "lock-up" agreement, substantially in the form attached as Exhibit D hereto, from each of the Selling Stockholders.

               (m) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq.

               (n) At the time this Agreement is executed, and at the Closing Time, the NASD shall not have withdrawn, or given notice of an intention to withdraw, its approval of the fairness of the underwriting terms and arrangements of the offering of the Shares by the Underwriters.

               (o) All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as Bear, Stearns & Co. Inc. shall reasonably request. Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

               If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Underwriters at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing, or by telephone, telex or telegraph, confirmed in writing.

               9. Indemnification.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case (i) to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein and (ii) with respect to any preliminary prospectus or preliminary prospectus supplement to the extent that any such loss, claim, damage or liability results from the fact that an Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus or prospectus supplement as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and with sufficient time to effect a recirculation pursuant to Rule 461 under the Securities Act and the loss, claim, damage or liability of the Underwriters results from an untrue statement or omission of a material fact contained in the preliminary prospectus or preliminary prospectus supplement which was identified in writing prior to the effective date of the registration statement to such Underwriter and corrected in the prospectus or prospectus supplement as then amended, and such correction would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

               (b) Each Selling Stockholder severally, and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Underwriters by or on behalf of such Selling Stockholder specifically for inclusion therein; provided that no Selling Stockholder shall be liable in any such case to the extent but only to the extent that the loss, claim, damage or liability of the Underwriters results from an untrue statement or omission of a material fact contained in the preliminary prospectus or preliminary prospectus supplement which was identified in writing prior to the effective date of the registration statement to such Underwriter and corrected in the prospectus or prospectus supplement as then amended, and such correction would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the provisions of this
        Section 9(b), the aggregate liability of any Selling Stockholder under this Section 9(b) shall not exceed the proceeds (net of underwriting discounts but before expenses) received by such Selling Stockholder from the sale of Shares under this Agreement. The Underwriters and the Company acknowledge that the statements specifically relating to each Selling Stockholder under the caption "Selling Stockholders" in the Prospectus constitute the only information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have, including under this Agreement; provided, however, that in no event shall the aggregate liability of any Selling Stockholder for any breach of the representations and warranties contained in Section 2(e) (when combined with any liability under the indemnity above) exceed the proceeds (net of underwriting discounts but before expenses) received by such Selling Stockholder from the sale of Shares under this Agreement.

               (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in either Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus, preliminary prospectus supplement or prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by or on behalf of any Underwriter expressly for use therein, provided, however, that in no case, shall any

        Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

               (d) Promptly after receipt by an indemnified party under Subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

               10. Contribution. To the extent the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Selling Stockholders, as the case may be, any contribution received by the Company or the Selling Stockholders, as the case may be, from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities

Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Selling Stockholders and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. As between the Company and each Selling Stockholder, the relative benefits received by the Company on the one hand and such Selling Stockholder on the other shall be deemed to be in the same proportion as the total proceeds from the sale of the Shares (net of underwriting discounts but before deducting expenses) received by the Company, bears to the total proceeds from the sale of Shares (net of underwriting discounts but before deducting expenses) received by such Selling Stockholder pursuant to this agreement. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall any Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of underwriting discounts but before expenses) received by such Selling Stockholder for its Shares and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 10 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, no Selling Stockholder shall be required to contribute under this Section 10 except to the extent and under such circumstances as such Selling Stockholder would have been liable pursuant to
Section 9(b) hereof had indemnification been available. For purposes of this
Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent, provided, however, that such consent was not unreasonably withheld.

               11. Default by an Underwriter.

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Underwriters pursuant to Subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

               (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Underwriters may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default the Underwriters do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 11, this Agreement, or in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Section 7, 9(a) and 10 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company, or the Selling Stockholders for damages occasioned by its or their default hereunder.

               (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Underwriters, the Company and the Selling Stockholders shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares.

               12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 7, the indemnity agreements contained in
Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors, or any controlling person of the Company or by or on behalf of any Selling Stockholder or controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 7, 9, 10, 13(d) and 14 hereof shall survive the termination of this Agreement, including termination pursuant to
Section 11 or 13 hereof.

               13. Effective Date of Agreement; Termination.

               (a) This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

               (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if on or prior to such date, (i) the Company or any Selling Stockholder shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Underwriters hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Underwriters any Material Adverse Change shall have occurred since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus,
        (iv) any downgrading shall have in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of

        Rule 436(g)(2) under the Securities Act, or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, or (v)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange ("NYSE") or quotations on the Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriters' judgment, to make it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, on the terms and in the manner contemplated by the Prospectus; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

               (c) Any notice of termination pursuant to this Section 13 shall be by telephone, telex, telegraph or telephonic facsimile, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company of any Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

               14. Underwriters' Information. The Company, the Underwriters and each Selling Stockholder severally acknowledge that the statements set forth in
(i) the last paragraph of the outside front cover of the Prospectus concerning the delivery of the shares of Common Stock to the Underwriters and the offering of such shares by the Underwriters; (ii) the third paragraph under the caption "Underwriting" in the Prospectus concerning the proposed public offering price, discount and concession; and (iii) the tenth paragraph under the caption "Underwriting" in the Prospectus concerning transactions that stabilize, maintain, or otherwise affect the price of the Common Stock, constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed or in any amendment thereof, any related Preliminary Prospectus or preliminary prospectus supplement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               15. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to such Underwriter, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017;
Attn: Gary L. Sellers, telecopy number: (212) 455-2502; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Covad Communications Group, Inc., 2330 Central Expressway, Santa Clara, California 95050, Attention: Chief Executive Officer, telecopy number: (408) 844-7501, with a copy, which shall not constitute notice, to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Attn: Barry Taylor, telecopy number: (650) 493-6811; and if sent to any of the Selling Stockholders shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to such Selling Stockholder c/o Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Attn: Barry Taylor, telecopy number: (650) 493-6811.

               16. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Selling Stockholders and the Company and the controlling persons, directors and officers referred to in
Section 9 and 10, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

               17. GOVERNING LAW; Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within such State, without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

               18. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

               19. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

               If the foregoing correctly sets forth the understanding among the Underwriters, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    COVAD COMMUNICATIONS GROUP, INC.

                                    By: ________________________________________

                                    Name: Robert E. Knowling, Jr.

                                    Title: President and Chief Executive Officer



Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
UTENDAHL CAPITAL PARTNERS, L.P.

BEAR, STEARNS & CO. INC.

By: _______________________________

Name: _____________________________

Title: ____________________________



                                    SELLING STOCKHOLDERS

                                    By: ________________________________________
                                            Timothy Laehy, Attorney-in-Fact

                                   SCHEDULE I

                                                          Number of Shares to be
Name of Underwriters                                      Purchased
--------------------                                      ---------
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Utendahl Capital Partners L.P.
                                                          ----------------------

Total                                                                 13,000,000

                                   SCHEDULE II


                                                     Number of Firm Shares to
Name of Selling Stockholder                                           be Sold
---------------------------                                           -------
Charles McMinn                                                        500,000
Robert Knowling, Jr.                                                  300,000
Charles Haas                                                          300,000
Dhruv Khanna                                                          300,000
Timothy Laehy                                                          50,000
Catherine Hemmer                                                       33,000
Robert Grant                                                           25,000
Thomas Wagner                                                          25,000
Robert Davenport, III                                                  20,000
John Hemmer                                                            17,000
Robert Roblin                                                          10,000
Joseph Devich                                                          10,000
Keith Markley                                                           5,000
                                                     ------------------------
Total                                                               1,595,000

                                                                       Exhibit A

           FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.


               1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company on a consolidated basis.

               2. Each of the subsidiaries is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties. Each of the subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company on a consolidated basis.

               3. All of the outstanding shares of capital stock of the Company have been, to such counsel's knowledge, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights contained in the Amended and Restated Certificate of Incorporation, Bylaws of the Company or any Reviewed Agreement (as defined). As of June 30, 1999, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization", under the column entitled "Actual".

               4. To such counsel's knowledge, there are not currently, and will not be following the offering of the Shares, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company, except as described in the Prospectus and except as contained in the Amended and Restated Certificate of Incorporation, Bylaws of the Company or any Reviewed Agreement.

               5. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares.

               6. This Agreement has been duly and validly authorized, executed and delivered by the Company.

               7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (a) the Delaware General Corporation Law or any federal statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein, and other than as are specifically addressed in the opinion of Dhruv Khanna, General Counsel of the Company, separately delivered to you pursuant to Section 8(h) of the Underwriting Agreement), (b) the Amended and Restated Certificate of Incorporation or bylaws of the Company, (c) any Reviewed Agreement (as defined) binding upon the Company that is material to the Company on a consolidated basis or (d) to such counsel's knowledge, any order, judgment, or decree of any governmental body, agency or court having jurisdiction over the Company. No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained under the Securities Act and as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Shares as contemplated by the Prospectus.

               8. The Company is not and, after giving effect to the offering of the Shares and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               9. The Registration Statement, Preliminary Prospectus and Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the Securities Act Regulations; it being understood, however, that such counsel need not express an opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement, Preliminary Prospectus or Prospectus. To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein, and, to such counsel's knowledge, the descriptions thereof or references thereto are correct in all material respects.

               10. Except as set forth in this Agreement or waived or exercised in connection with the Registration Statement, to such counsel's knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register securities held by them under the Securities Act.

               11. To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Prospectus and proceedings which such counsel believes are not likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the offering of the Shares as contemplated by the Prospectus.

               In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the United States, California and any other jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel familiar with the applicable laws and reasonably acceptable to Underwriters' Counsel; provided, that such opinion shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company and its subsidiaries, provided that such opinion shall state that such counsel believes that such counsel and the Underwriters are justified in so relying upon any such certificate. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriters and they are justified in relying thereon.

               Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Underwriters and its representatives at which the contents of the Registration Statement, Preliminary Prospectus and the Prospectus and related matters were discussed and, although such counsel is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus or the Prospectus (except as indicated above), on the basis of the foregoing, no facts have come to such counsel's attention which led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and schedules and other financial data, included therein).

                                                                       Exhibit B


         FORM OF OPINION OF DHRUV KHANNA, GENERAL COUNSEL OF THE COMPANY


               1. Neither the execution and delivery of this Agreement nor the sale of the Shares contemplated hereby will violate (i) the Communications Act of 1934 (the "Communications Act") as interpreted as of this date, (ii) the Telecommunications Act of 1996 (the "Telecom Act of 1996") as interpreted as of this date, (iii) any rules or regulations of the Federal Communications Commission (the "FCC") applicable to the Company as interpreted as of this date or (iv) any rules or regulations of the California Public Utilities Commission, New York Public Service Commission, Massachusetts Department of Public Utilities, Washington Utilities and Transportation Commission, Illinois Commerce Commission, the Oregon Public Utilities Commission or any other jurisdiction where the Company has obtained CLEC regulatory approval (collectively, the "State Telecommunications Agencies") as interpreted as of this date.

               2. The Company (i) has made all reports and filings, and paid all fees, required by the FCC and any of the State Telecommunications Agencies and (ii) has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all filings and registrations with, the FCC and any of the State Telecommunications Agencies necessary to own, lease, license and use its properties and assets and to conduct its business as described in the Prospectus; and, except as described in the Prospectus, there are no pending or, to my knowledge, threatened proceedings before the FCC or any State Telecommunications Agency relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals which, if determined adversely, would have a Material Adverse Effect.

               3. No decree or order of the FCC or any State Telecommunications Agency is outstanding against the Company and no litigation, proceeding, inquiry or investigation has been commenced or, to such counsel's knowledge, threatened, and no formal notice of violation or order to show cause has been issued, against the Company before the FCC or any of the State Telecommunications Agencies.

               4. The statements in the Prospectus under the headings of "Risk Factors--Charges for unbundled network elements are outside of our control because they are proposed by traditional telephone companies and are subject to costly regulatory approval processes", "Risk Factors--The failure of traditional telephone companies to adequately provide transmission facilities and provision telephone wires is likely to impair our ability to install lines and adversely affect our growth rate", "Risk Factors--We depend on the traditional telephone companies for the quality and availability of the telephone wires that we use", "Risk Factors--Our business will suffer if our interconnection agreements are not renewed or if they are renewed or modified on unfavorable terms", "Risk Factors--Our services are subject to government regulation, and changes in current of future laws or regulations could adversely affect our business", "Business--Industry Background--Impact of Regulatory Developments" and "Business--Government Regulation", to the extent such statements constitute summaries of the Telecommunications Act of 1996 or rules and regulations of the FCC or any of the State Telecommunications Agencies, fairly and accurately summarize the matters therein described.

               5. Neither the execution and delivery of this Agreement nor the sale of the Shares contemplated hereby will conflict with or result in a violation of any of the Material Agreements (as defined), except for such conflicts or violations which would not have a Material Adverse Effect.

               6. As of the date hereof, (A) the Company has obtained CLEC regulatory approval in each of the following States: Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin and no such regulatory approval has been withdrawn, and no such regulatory approval is the subject of any legal challenge (except as disclosed in the Prospectus) and (B) the Company has not received any notice of rejection or denial, nor has it withdrawn, any of its applications for CLEC approval in any of the 5 additional States where such applications, as of the date of the Prospectus, are pending approval.

               7. The Company has the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or the State Telecommunications Agencies, if any is required, for the sale of the Shares as contemplated in the Prospectus, except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect.

               In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the United States, California and any other jurisdictions in which he is admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel familiar with the applicable laws and reasonably acceptable to Underwriters' Counsel; provided, that such opinion shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them. In rendering such opinion, such counsel may rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and its subsidiaries and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company, and its subsidiaries, provided that such opinion shall state that such counsel and the Underwriters are justified in so relying upon any such certificate. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriters and they are justified in relying thereon.

                                                                       Exhibit C

               FORM OF OPINION OF COUNSEL TO SELLING STOCKHOLDERS


               1. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               2. The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement and its Custody Agreement and its Power of Attorney will not, contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of the Selling Stockholder, or, to the best of such counsel's knowledge, violate or contravene any provision of applicable law or regulation, or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which the Selling Stockholder is a party or by which it is bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

               3. The Selling Stockholder has good and valid title to all of the Common Shares which may be sold by the Selling Stockholder under the Underwriting Agreement and has the legal right and power, and all authorizations and approvals required under its Declaration of Trust, as amended, if any, to enter into the Underwriting Agreement and its Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by the Selling Stockholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement, its Custody Agreement and its Power of Attorney.

               4. Each of the Custody Agreement and Power of Attorney of the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               5. Assuming that the Underwriters purchase the Common Shares which are sold by the Selling Stockholder pursuant to the Underwriting Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Common Shares pursuant to the Underwriting Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien encumbrance or other claim.

               6. To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act of 1933, applicable state securities or blue sky laws, and from the NASD.

                                        Very truly yours,


                                        ________________________________________

                                                                       Exhibit D

                        Covad Communications Group, Inc.
                             2330 Central Expressway
                          Santa Clara, California 95050

                                LOCK-UP AGREEMENT

                                                               ___________, 1999

Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Utendahl Capital Partners, L.P.
        as Representatives of the several Underwriters

c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, NY 10167

Ladies and Gentlemen:

               In consideration of the agreement of the several Underwriters, for which Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. and Utendahl Capital Partners, L.P. intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of shares of common stock (the "Common Stock") of Covad Communications Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-3, the undersigned hereby (a) agrees that the undersigned will not, directly or indirectly, during a period of ninety (90) days from the date of the final prospectus for the Offering (the "Lock-Up Period"), without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, and (b) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities; provided, however, that the undersigned may make such a disposition: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the terms of this Agreement; (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Agreement; (iii) if the undersigned is an individual, either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, provided that prior to any such transfer each transferee agrees in writing to be bound by the terms of this Agreement; or (iv) with the prior written consent of the Representatives. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

               The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                            [signature page follows]

               The undersigned hereby executes this Agreement and agrees to its terms as of the date first written above.

Very truly yours,


___________________________________
(Signature)


Please type:
(Name)


___________________________________
(Address)

___________________________________
(Social Security or
Taxpayer Identification No.)

Number of shares owned or subject to         Certificate numbers:
warrants, options or convertibles
securities:

___________________________________          ___________________________________

                                             ___________________________________